UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 13, 2021
Luxfer Holdings PLC
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35370	98-1024030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Lumns Lane, Manchester, M27 8LN
(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: +1 414-269-2419

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value £0.50 each	LXFR	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐ Emerging growth company
☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 8    Other Events
Item 8.01    Other Events
On September 13, 2021, Luxfer Holdings PLC (the “Company”) completed the divesture of its Superform UK operations in Worcester, England. The divesture was effectuated pursuant to an Agreement for the Sale and Purchase of the Business of Superform UK (“Sale Agreement”), dated September 10, 2021, between a subsidiary of the Company, Neos Superform Limited and Neos International Limited. The Sale Agreement contains customary representations, warranties and covenants. The divesture is consistent with the Company’s February 23, 2021 announcement that it intends to discontinue the majority of its Aluminum operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Luxfer Holdings PLC
(Registrant)
Date: September 13, 2021

By: /s/ Megan Glise
      Megan Glise
Authorized Signatory for and on behalf of
Luxfer Holdings PLC